Exhibit 99



                         USANA Announces Record Fourth
                         Quarter 2006 Financial Results


    --  Net sales increased by 16.5% to $99.8 million

    -- Earnings per share increased by 13.0% to $0.61 (20.4% excluding equity-based compensation)

    --  Company raises 2007 earnings per share guidance


    SALT LAKE CITY--(BUSINESS WIRE)--Feb. 6, 2007--USANA Health
Sciences, Inc. (NASDAQ: USNA) today announced record financial results for the fiscal fourth quarter and for the full-year 2006 (ended
December 30).

    Financial Performance

    Consolidated net sales in the fourth quarter of 2006 increased by 16.5% to $99.8 million, compared with $85.6 million in the fourth quarter of the prior year. Excluding the positive impact of currency fluctuations, this sales increase would have been 15.0%. Net sales growth for the fourth quarter of 2006 resulted primarily from a 15.0% increase in the number of active Associates, compared with the fourth quarter of the prior year.

    Earnings from operations in the fourth quarter of 2006 grew by 8.3% to $16.7 million, or 16.8% of net sales, compared with $15.4 million, or 18.0% of net sales, in the fourth quarter of the prior year. Earnings from operations in the fourth quarter of 2006 were reduced by $1.3 million, due to the required expensing of equity-based compensation. Earnings per share in the fourth quarter of 2006 increased by 13.0% to $0.61 per share, compared with $0.54 per share in the fourth quarter of the prior year. Excluding the expense of equity-based compensation, earnings per share in the fourth quarter of 2006 would have been $0.65, an increase of 20.4%, compared with the fourth quarter of the prior year. Earnings per share in the fourth quarter of 2006 were impacted by an expected unfavorable tax ruling, resulting in a tax rate that was higher than anticipated, and by a favorable foreign exchange gain on capital that was returned to the Company from one of its foreign subsidiaries.

    "The fourth quarter marked the 18th consecutive quarter of record sales, driven by strong sales growth of 16.6% in North America and 19.9% in the Asia Pacific region," said Dave Wentz, President of USANA. "Our results demonstrate our ability to grow in both our mature markets and in our newer markets.

    "The promotions that we offered during the fourth quarter, including those relating to Success from Home Magazine, were key elements of our strong performance in the quarter. We are optimistic that, as we continue to offer contests and promotions, we will consistently generate new Associate prospects throughout 2007."

    For the full-year, ended December 30, 2006, consolidated net sales increased by 15.8% to $374.2 million, compared with $323.1 million in the prior year. Earnings from operations for the full-year 2006 increased by 6.8% to $62.3 million, compared with $58.4 million for the prior year. Earnings from operations for the full-year 2006 were reduced by $4.8 million, due to the required expensing of equity-based compensation. Earnings per share for the full-year 2006 increased by 11.1% to $2.20, compared with $1.98 for the prior year. Excluding the expense of equity-based compensation for the full-year 2006, earnings per share would have been $2.37, an increase of 19.7%, compared with the prior year.

    Regional Results

    During the fourth quarter of 2006, net sales in North America, the Company's most mature region, increased by 16.6% to $65.5 million, compared with the fourth quarter of the prior year. This growth was driven primarily by a 14.6% increase in the number of active Associates in this region. The Company also generated strong sales in Mexico, which increased by 48.9%, compared with the fourth quarter of the prior year.

    During the fourth quarter of 2006, net sales in the Asia Pacific region increased by 19.9% to $32.5 million, compared with the fourth quarter of the prior year. The growth in this region was led by strong results in Hong Kong, up 62.3%, and in Singapore, up 46.7%. Additionally, the number of active Associates in the Asia Pacific region increased by 15.7% to 59,000, compared with 51,000 in the fourth quarter of the prior year.

    "The number of Associate leaders continues to grow in the Asia Pacific region," continued Mr. Wentz. "We believe that the recent opening of Malaysia and the March 2007 Asia Pacific convention in Sydney, Australia, will serve as catalysts for our growth in this region."

    Outlook

    Commenting on USANA's future expectations, Gilbert A. Fuller, the Company's Executive Vice President and Chief Financial Officer, said, "We expect net sales in the first quarter of 2007 to be in the range of $103 million to $105 million, compared with $88.2 million in the first quarter of last year, a growth rate of between 17% and 19%. This sales guidance includes revenue from Malaysia, which opened for business on January 8, 2007. We believe that earnings per share in the first quarter of 2007 will be between $0.61 and $0.63, compared with $0.50 in the first quarter of last year, a growth rate of between 22% and 26%.

    "As to our guidance for the full-year 2007, we continue to expect net sales to grow by 15% to 17% over 2006. Based on our current expectations, however, we are raising our full-year 2007 earnings per share guidance and now believe that earnings per share will grow by 17% to 20% over 2006. This earnings per share estimate includes an estimated tax rate of 36.5%, which is higher than our 35.3% tax rate for 2006," Mr. Fuller concluded.

    Conference Call

    USANA will hold a conference call and webcast to discuss this announcement with investors on Wednesday, February 7, 2007 at 11:00 AM ET. Investors may listen to the call by accessing USANA's website at http://www.usanahealthsciences.com.

    About USANA

    USANA develops and manufactures high quality nutritional, personal care, and weight management products that are sold directly to Preferred Customers and Associates throughout the United States, Canada, Australia, New Zealand, Hong Kong, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Netherlands, and the United Kingdom. More information on USANA can be found at http://www.usanahealthsciences.com.

    Safe Harbor

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including reliance upon our network of independent Associates, the governmental regulation of our products, manufacturing and marketing risks, and risks associated with our international expansion. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.




The attached financial tables have been adjusted in accordance with our publicly issued press release on January 10, 2007.


                     USANA Health Sciences, Inc.
                 Consolidated Statements of Earnings
                (In thousands, except per share data)

                              Quarter Ended           Year Ended
                         ----------------------- ---------------------
                          31-Dec-05   30-Dec-06  31-Dec-05  30-Dec-06
                         ----------- ----------- --------- -----------
                         (Unaudited) (Unaudited)           (Unaudited)

 Net sales                  $85,646     $99,781  $323,089    $374,190
 Cost of sales               20,747      23,743    78,016      89,545
                         ----------- ----------- --------- -----------
   Gross profit              64,899      76,038   245,073     284,645

 Operating expenses
  Associate incentives       33,414      39,226   124,045     146,251
  Selling, general and
   administrative            15,553      19,339    60,326      72,854
  Research and
   development                  500         754     2,339       3,197
                         ----------- ----------- --------- -----------

   Earnings from
    operations               15,432      16,719    58,363      62,343

 Other income                   217         712       487       1,411
                         ----------- ----------- --------- -----------
   Earnings before income
    taxes                    15,649      17,431    58,850      63,754

 Income taxes                 5,168       6,292    19,856      22,488
                         ----------- ----------- --------- -----------

 NET EARNINGS               $10,481     $11,139   $38,994     $41,266
                         =========== =========== ========= ===========

 Earnings per share -
  diluted                     $0.54       $0.61     $1.98       $2.20
                         =========== =========== ========= ===========
 Weighted average shares
  outstanding - diluted      19,336      18,405    19,721      18,724
                         =========== =========== ========= ===========




                     USANA Health Sciences, Inc.
                     Consolidated Balance Sheets
                            (in thousands)

                                                   As of      As of
                                                  31-Dec-   30-Dec-06
                                                     05
                                                  -------- -----------
                                                           (Unaudited)
ASSETS
  Cash and cash equivalents                       $10,579     $27,029
  Inventories, net                                 22,223      22,483
  Other current assets                              9,028      11,103
                                                  -------- -----------
 Total current assets                              41,830      60,615

  Property and equipment, net                      23,302      29,431
  Goodwill                                          5,690       5,690
  Other assets                                      2,886       3,374
                                                  -------- -----------
     Total assets                                 $73,708     $99,110
                                                  ======== ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

  Accounts payable                                 $4,955      $9,349
  Other current liabilities                        21,601      29,564
                                                  -------- -----------
Total current liabilities                          26,556      38,913

  Other long-term liabilities                       1,414           -

  Stockholders' equity                             45,738      60,197
                                                  -------- -----------
     Total liabilities and stockholders' equity   $73,708     $99,110
                                                  ======== ===========



                     USANA Health Sciences, Inc.
                     Sales by Segment and Region
                            (in thousands)

                                                Quarter Ended
                                       -------------------------------
                                          31-Dec-05       30-Dec-06
                                       --------------- ---------------
                                         (Unaudited)     (Unaudited)
  Region
  -------------------------------------
  North America
     United States                     $36,148   42.2% $42,234   42.3%
     Canada                             16,547   19.3%  18,057   18.1%
     Mexico                              3,479    4.1%   5,180    5.2%
                                       -------- ------ -------- ------
       North America Total             $56,174   65.6% $65,471   65.6%

  Asia Pacific
     Australia-New Zealand              11,956   14.0%  12,815   12.8%
     Hong Kong                           3,127    3.7%   5,076    5.1%
     Japan                               2,605    3.0%   2,019    2.0%
     Taiwan                              4,860    5.7%   5,742    5.8%
     South Korea                         1,225    1.4%   1,940    1.9%
     Singapore                           3,370    3.9%   4,945    5.0%
                                       -------- ------ -------- ------
       Asia Pacific Total               27,143   31.7%  32,537   32.6%
                                       -------- ------ -------- ------
         Segment Total                  83,317   97.3%  98,008   98.2%
                                       -------- ------ -------- ------

  Contract Manufacturing                 2,329    2.7%   1,773    1.8%
                                       -------- ------ -------- ------
     Consolidated                      $85,646  100.0% $99,781  100.0%
                                       ======== ====== ======== ======


                      Active Associates by Region

                                                    As of
                                       -------------------------------
                                          31-Dec-05       30-Dec-06
                                       --------------- ---------------
                                         (Unaudited)     (Unaudited)
  Region
  -------------------------------------
  North America
     United States                      51,000   38.3%  59,000   38.5%
     Canada                             23,000   17.3%  24,000   15.7%
     Mexico                              8,000    6.0%  11,000    7.2%
                                       -------- ------ -------- ------
       North America Total              82,000   61.6%  94,000   61.4%

  Asia Pacific
     Australia-New Zealand              17,000   12.8%  19,000   12.4%
     Hong Kong                           4,000    3.0%   9,000    5.9%
     Japan                               5,000    3.8%   4,000    2.6%
     Taiwan                             13,000    9.8%  14,000    9.2%
     South Korea                         2,000    1.5%   2,000    1.3%
     Singapore                          10,000    7.5%  11,000    7.2%
                                       -------- ------ -------- ------
       Asia Pacific Total               51,000   38.4%  59,000   38.6%
                                       -------- ------ -------- ------
     Total                             133,000  100.0% 153,000  100.0%
                                       ======== ====== ======== ======


                  Active Preferred Customers by Region

                                                    As of
                                       -------------------------------
                                          31-Dec-05       30-Dec-06
                                       --------------- ---------------
                                         (Unaudited)     (Unaudited)
  Region
  -------------------------------------
  North America
     United States                      44,000   62.9%  50,000   64.1%
     Canada                             18,000   25.7%  18,000   23.1%
     Mexico                              1,000    1.4%   2,000    2.5%
                                       -------- ------ -------- ------
       North America Total              63,000   90.0%  70,000   89.7%

  Asia Pacific
     Australia-New Zealand               6,000    8.6%   7,000    9.0%
     Hong Kong                              (a)   0.0%      (a)   0.0%
     Japan                               1,000    1.4%   1,000    1.3%
     Taiwan                                 (a)   0.0%      (a)   0.0%
     South Korea                            (a)   0.0%      (a)   0.0%
     Singapore                              (a)   0.0%      (a)   0.0%
                                       -------- ------ -------- ------
       Asia Pacific Total                7,000   10.0%   8,000   10.3%
                                       -------- ------ -------- ------
     Total                              70,000  100.0%  78,000  100.0%
                                       ======== ====== ======== ======

  (a) Count of Active Preferred Customers is less than 500.




    CONTACT: USANA Health Sciences, Inc.
             Riley Timmer, 801-954-7100 (Investor Relations) investor.relations@us.usana.com